Exhibit 16



FUND NAME:  RODNEY SQUARE TAX-EXEMPT FUND
SEPTEMBER 30, 1995



                                     1 YR      5 YR    INCEPTION
                                     ----      ----    ---------
# YEARS IN PERIOD                     1         5       9.652055
AVERAGE ANNUAL TOTAL RETURN          3.36%     3.05%      3.96%
CUMULATIVE TOTAL RETURN              3.36%    16.19%     45.44%


ANNUAL
Average Annual Total Return                   Cumulative Total Return
---------------------------                   -----------------------

(ERV/P)**(1/N)            -1  =  T            (ERV/P)               - 1  =  T

(1,033.58/1,000)**1       -1  =  T            (1,033.58/1,000)       -1  =  T

                      0.0336  =  T                              0.0336   =  T
                       3.36%  =  T                               3.36%   =  T


5 YEARS ENDING 9/30/95
Average Annual Total Return                   Cumulative Total Return
---------------------------                   -----------------------

(ERV/P)**(1/N)             -1  =  T           (ERV/P)               - 1  =  T

(1,161.85/1,000)**(1/5)    -1  =  T           (1,161.85/1,000)       -1  =  T

                       0.0305  =  T                              0.1619  =  T
                        3.05%  =  T                              16.19%  =  T


ENDING 9/30/95
Average Annual Total Return                   Cumulative Total Return
---------------------------                   -----------------------

(ERV/P)**(1/N)             -1  =  T           (ERV/P)               - 1  =  T

(1,454.35/1,000)**(1/9.652055)
                  -1           =  T           (1,454.35/1,000)       -1  =  T

                       0.0396  =  T                              0.4544  =  T
                        3.96%  =  T                              45.44%  =  T


YIELD FOR PERIOD                 (Base Period Return *365)/7

     3.59%                       (.000688111 *365)/7


EFFECTIVE YIELD
FOR PERIOD                       (Base Period Return + 1)**(365/7)  -1

     3.65%                       (.000688111 + 1)**(365/7)          -1


TAX EQUIVALENT YIELD             BASE PERIOD RETURN *365)/7
(28%  TAX BRACKET)

     4.99%                       (.000688111 *365)/7
                                  -------------------
                                      1 - .28


TAX EQUIVALENT YIELD             BASE PERIOD RETURN *365)/7
(31%  TAX BRACKET)

     5.20%                       (.000688111 *365)/7
                                 -------------------
                                      1 - .31


TAX EQUIVALENT YIELD             BASE PERIOD RETURN *365)/7
(36%  TAX BRACKET)

     5.61%                       (.000688111 *365)/7
                                 -------------------
                                       1 - .36

TAX EQUIVALENT YIELD             BASE PERIOD RETURN *365)/7
(39.6%  TAX BRACKET)

     5.94%                       (.000688111 *365)/7
                                 -------------------
                                       1 - .396


SEVEN DAYS
BASE PERIOD RETURN =

September 24, 1995               .000096309
September 25, 1995               .000095922
September 26, 1995               .000095936
September 27, 1995               .000098594
September 28, 1995               .000099308
September 29, 1995               .000101021
September 30, 1995               .000101021
                                 ==========

                                 .000688111